Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES ACQUISITION OF JAGGED PEAK ENERGY IN ALL-STOCK TRANSACTION; MODEST PREMIUM ACQUISITION ENHANCES 2020 FREE CASH FLOW

Austin, Texas, and Denver, Colorado, October 14, 2019 — Parsley Energy, Inc. (NYSE: PE) (“Parsley,” or “Parsley Energy”) and Jagged Peak Energy Inc. (NYSE: JAG) (“Jagged Peak”) today announced they have entered into a definitive merger agreement under which Parsley will acquire Jagged Peak in an all-stock transaction valued at approximately $2.27 billion, including Jagged Peak’s net debt of approximately $625 million as of June 30, 2019.  Under the terms of the agreement, Jagged Peak shareholders will receive a fixed exchange ratio of 0.447 shares of Parsley Class A common stock for each share of Jagged Peak common stock they own. This represents $7.59 per Jagged Peak share based on Parsley’s closing price on October 11, 2019, and a premium of 1.5% compared to Jagged Peak’s 30-day volume weighted average price and 11.2% compared to Jagged Peak’s closing price on October 11, 2019.

The transaction, which is expected to close in the first quarter of 2020, has been unanimously approved by each company’s board of directors. Following the close of the transaction, Parsley shareholders will own approximately 77% of the combined company, and Jagged Peak shareholders will own approximately 23% of the combined company, in each case on a fully diluted basis. The all-stock transaction is intended to be tax-free to Jagged Peak shareholders.

Key Transaction Highlights

•                  Complementary, High-Margin Delaware Basin Footprint: Parsley possesses an institutional familiarity with Jagged Peak’s Delaware Basin assets, with the majority of the acreage directly offsetting Parsley’s legacy position. Furthermore, Jagged Peak’s high-margin, oil-weighted asset base will integrate smoothly into Parsley’s near-term development program. On a pro forma basis, Parsley will have approximately 267,000 net acres in the Permian, comprised of 147,000 net acres in the Midland Basin and a highly contiguous 120,000 net acre footprint in the Delaware Basin.

•                  Accretive on Key Metrics: Parsley expects the low-premium transaction to be immediately accretive to key metrics in 2020, including: cash flow per share, free cash flow per share, cash return on capital invested, and net asset value.

•                  Corporate Cost Optimization Accrues to Shareholders: The combination is expected to generate cash general and administrative (“G&A”) savings of approximately $25 million in the first year and $40-50 million of annual savings thereafter, translating to a net present value of $250-300 million. Parsley expects this synergy to facilitate margin expansion and enhance corporate free cash flow.(1)

•                  Additional Synergies Clearly Identified: In addition to G&A savings, Parsley has identified further synergies that are anticipated to be realized over time:

•                  Capital Efficiency Gains: Parsley and Jagged Peak have seen material improvements in recent Delaware Basin well costs. Sustained drilling and completion efficiency improvements coupled with the supply chain advantages of optimized scale have facilitated a material reduction in Parsley’s Delaware Basin well costs during 2019. Parsley estimates its current average drilling, completion and equipment cost in the Delaware Basin are $1,100-$1,150 per lateral foot. Parsley believes applying its scale advantages and employing collaborative best practices can translate to well cost savings of at least $100 per lateral foot across Jagged Peak’s remaining inventory in the Delaware Basin.

•                  Overlapping Acreage: The combination of Parsley’s and Jagged Peak’s acreage positions will create a highly contiguous, interlocking footprint in the Delaware Basin that allows for a more optimized lease geometry with additional extended lateral wells. Additionally, the close proximity of Jagged Peak’s acreage supports additional operational efficiencies.

•                  Expansive Company-Owned Water Infrastructure Network: Jagged Peak has invested nearly $90 million developing significant fresh and produced water infrastructure across its acreage position, which is located nearby Parsley’s existing water assets. Integration of Jagged Peak’s water infrastructure network increases corporate flexibility and operational scale.

•                  Cost of Capital Advantages: Parsley believes this transaction can accelerate progress toward an investment grade credit profile, which could help facilitate opportunistic debt refinancing in the future.

•                  Maintains Strong Balance Sheet: An all-stock transaction ensures the combined company will retain a strong balance sheet with a pro forma net leverage ratio of 1.6x LTM adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense. Parsley expects to maintain its dividend per share at current levels in the near term, with the anticipated free cash flow enhancements from this transaction expected to support increased return of capital in the future. Finally, both Parsley and Jagged Peak recently added to their respective 2020 hedge positions, and a majority of the combined company’s expected 2020 oil production is subject to hedge protection. For details on Parsley and Jagged Peak’s respective hedge positions, please see the presentation posted to each company’s website that supplements the information in this release.

Management Commentary

“The combination of Parsley and Jagged Peak is a natural fit,” said Matt Gallagher, Parsley’s President and CEO. “Jagged Peak’s oily, high-margin asset base slots in nicely to our returns-focused development approach, its acreage footprint and water infrastructure dovetails into our legacy Delaware Basin position, and its corporate culture aligns with our core values. In short, we now have a premier Delaware Basin business that rivals our foundational Midland Basin business. This transaction also creates tangible synergies that will enhance our corporate free cash flow profile and will be shared by the combined shareholder base. Ultimately, I am proud of the high level of execution Parsley has delivered throughout 2019, and I am excited by the prospects of what the combination of Parsley and Jagged Peak can deliver for shareholders in 2020.”

Jim Kleckner, President and Chief Executive Officer of Jagged Peak, commented, “The combined assets of Jagged Peak and Parsley Energy are a great fit that create a stronger combined Permian company. The pro-forma company provides our shareholders with premier acreage in both the Midland and Delaware sub-basins, while providing additional scale, significant operational synergies, and free cash flow in this competitive environment. Our team has made tremendous progress to increase efficiencies as we evolved to pad development on our acreage position. We look forward to working closely with Parsley to ensure that we provide an efficient changeover of asset-level institutional knowledge, so our shareholders and the shareholders of Parsley Energy can reap the maximized benefits of this transaction.”

S. Wil VanLoh, Jr., a Jagged Peak director and the Founder and Chief Executive Officer of Quantum Energy Partners, Jagged Peak’s controlling shareholder, commented, “The inevitable consolidation in the Permian has started and Jagged Peak made a decisive move to team up with the right partner. Quantum has known Bryan, Matt and the Parsley team for many years and has tremendous respect for the industry-leading execution capabilities and top-tier rock they possess. The combination of the two companies will create a unique platform that will benefit from scale, capital allocation optionality, and peer-leading economics (IRRs, oil-weighting and netback margins) that we believe will represent one of the most compelling investment vehicles in the Permian. We look forward to partnering with the Parsley team as they mature into a Permian pure-play large cap. I would also like to thank every current and former employee of Jagged Peak for creating a great private equity success story and for positioning Jagged Peak’s shareholders for continued value creation in a very tough macro energy environment. It’s been an honor being your partner.”

Third Quarter Operational Update

Activity Overview

For the third quarter of 2019, Parsley expects net oil production of 91.2-91.7 MBo per day, translating to 5-6% quarter-over-quarter growth. During 3Q19, Parsley placed on production 35 gross operated horizontal wells with an average working interest of approximately 95% and an average completed lateral length of approximately 10,000 feet. Parsley expects to report third quarter capital expenditures of approximately $315-325 million. Third quarter development spending decreased relative to second quarter spending, driven by lower well costs, fewer net completions, and quarter-over-quarter decreases in facilities and infrastructure spending.

Preliminary Pro Forma 2020 Outlook

•                  Parsley remains committed to a growing free cash flow profile that returns capital to shareholders. Parsley continues to use a $50 WTI oil price assumption for its baseline capital budget in 2020.

•                  Parsley estimates that capital expenditures of $1.6-$1.9 billion will translate to oil production of 126-134 MBo per day in 2020, representing healthy year-over-year production growth. Both production and capital expenditure range estimates assume a full-year of contribution from Jagged Peak.

•                  Parsley plans to deploy 15 development rigs and four-to-five frac spreads on average in 2020. Parsley anticipates five of its development rigs will operate in the Delaware Basin, where Parsley has seen a material reduction in well costs in 2019.

Governance and Leadership

The boards of directors at both Parsley and Jagged Peak have unanimously approved the transaction, and recommended that their respective shareholder groups approve the transaction.

Upon closing, Parsley’s board of directors will be expanded to eleven directors to include two members from the current Jagged Peak board of directors. The combined company will be led by Parsley’s executive management team and will remain headquartered in Austin, Texas.

Timing and Approvals

The transaction, which is expected to close during the first quarter of 2020, is subject to customary closing conditions and regulatory approvals, including the approval of Parsley and Jagged Peak shareholders. Jagged Peak’s controlling shareholder, Quantum Energy Partners, which owns approximately 68 percent of the outstanding voting shares of Jagged Peak, has committed to vote its shares in favor of the transaction.

Advisors

Tudor, Pickering, Holt & Co is serving as exclusive financial advisor to Parsley Energy, and Kirkland & Ellis LLP is serving as Parsley’s legal counsel. Citi and RBC Capital Markets, LLC are serving as financial advisors to Jagged Peak and Vinson & Elkins L.L.P. is serving as Jagged Peak’s legal counsel.

Conference Call Information

Parsley Energy will host a conference call and webcast on Monday, October 14 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time, 7:00 a.m. Mountain Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) ten minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through October 21 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13695703. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the Parsley website and at www.jaggedpeakenergy.com under the “News” section of the Jagged Peak website. Each company has also posted a presentation to its website that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.

About Jagged Peak Energy, Inc.

Jagged Peak Energy Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves in the southern Delaware Basin, a sub-basin of the Permian Basin of West Texas.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information for Shareholders

In connection with the proposed transaction, Parsley and Jagged Peak intend to file materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 of Parsley (the “Registration Statement”) that will include a joint proxy statement/prospectus of Parsley and Jagged Peak. After the Registration Statement is declared effective by the SEC, Parsley and Jagged Peak intend to mail a definitive proxy statement/prospectus to the shareholders of Parsley and the shareholders of Jagged Peak. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Parsley or Jagged Peak may file with the SEC and send to Parsley’s shareholders and/or Jagged Peak’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARSLEY AND JAGGED PEAK ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PARSLEY AND JAGGED PEAK WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARSLEY, JAGGED PEAK, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Parsley and Jagged Peak with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Parsley will be available free of charge from Parsley’s website at www.parsleyenergy.com under the “Investors” tab or by contacting Parsley’s Investor Relations Department at (512) 505-5199 or IR@parsleyenergy.com. Copies of documents filed with the SEC by Jagged Peak will be available free of charge from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab or by contacting Jagged Peak’s Investor Relations Department at (720) 215-3754 or jedwards@jaggedpeakenergy.com.

Participants in the Proxy Solicitation

Parsley, Jagged Peak and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parsley’s shareholders and Jagged Peak’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Parsley is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 8, 2019. Information regarding the executive officers and directors of Jagged Peak is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 10, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Parsley’s or Jagged Peak’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Parsley and Jagged Peak’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Parsley may not approve the issuance of new shares of Parsley Class A common stock in the transaction or that shareholders of Jagged Peak may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Parsley and Jagged Peak; the effects of the business combination of Parsley and Jagged Peak, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Parsley’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Parsley’s website at www.parsleyenergy.com under the “Investors” tab, and in other documents Parsley files with the SEC, and in Jagged Peak’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab, and in other documents Jagged Peak files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Parsley nor Jagged Peak assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Parsley Investor Contacts:

Kyle Rhodes

Vice President - Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Jagged Peak Investor Contacts:

James Edwards

Director — Investor Relations

jedwards@jaggedpeakenergy.com

(720) 215-3754

Parsley Media and Public Affairs Contacts:

Katharine McAden

Corporate Communications Manager

or

Kate Zaykowski

Corporate Communications Specialist

media@parsleyenergy.com

(512) 220-7100

(1)           As used in this press release, free cash flow, a non-GAAP financial measure, is defined as cash flow from operations before changes in operating assets and liabilities less accrual-based development capital expenditures.